UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 20, 2012

Commission File Number:  00049806

First PacTrust Bancorp, Inc.
(Exact name of small business issuer as specified in its charter)

Maryland
(State or other jurisdiction of incorporation or organization)
043639825
(IRS Employer Identification No.)

18500 Von Karman Ave, Suite 1100, Irvine, California 92612
(Address of principal executive offices)

949-236-5211
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 20, 2012, First PacTrust Bancorp, Inc. (the "Company"), the multi-bank holding company for PacTrust Bank and Beach Business Bank, announced today the closing of its acquisition of Gateway Business Bank ("Gateway"), the holding company of Cerritos, Calif.-based Gateway Business Bank. Total consideration for the acquisition was $15.5 million, or approximately 60% of Gateway's tangible common equity as of June 30, 2012.

Immediately following the closing, Gateway was merged into PacTrust Bank, a subsidiary of First PacTrust, and each of its branches opened today as branches of PacTrust Bank. As a result of the merger, Mission Hills Mortgage Bankers (a division of Gateway), including its 22 loan production offices in California, Arizona, Oregon and Washington, became a divison of PacTrust Bank.

A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

See Item 2.01.

Item 8.01 Other Events.

See Item 2.01.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

Date:   August 20, 2012
By:	/s/ Richard Herrin

Name: Richard Herrin
Title: Executive Vice President, Chief Administrative Officer, and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated August 20, 2012